EXHIBIT INDEX

(d)(5) Investment Management Services Agreement dated April 11, 2001, between Registrant, on behalf of AXP Variable Portfolio - Equity Select Fund, and IDS Life Insurance Company

(d)(6) Form of Investment Management Services Agreement dated ________, 2001, between Registrant on behalf of AXP Variable Portfolio - Stock Fund, and IDS Life Insurance Company

(d)(9) Addendum to Investment Advisory Agreement dated April 11, 2001, between IDS Life Insurance Company and American Express Financial Company

(d)(10) Form of Addendum to Investment Advisory Agreement dated ________, 2001, between IDS Life Insurance Company and American Express Financial Company

(d)(19)  Administrative   Service  Agreement  dated  April  11,  2001,   between
         Registrant, on behalf of AXP Variable Portfolio - Equity Select Fund, and American Express Financial Corporation

(d)(20) Form of Administrative Service Agreement dated _______, 2001, between Registrant, on behalf of AXP Variable Portfolio - Stock Fund, and American Express Financial Corporation

(g)(5) Custodian Agreement dated April 11, 2001, between Registrant, on behalf of AXP Variable Portfolio - Equity Select Fund, and American Express Trust Company

(g)(6) Form of Custodian Agreement dated _____, 2001, between Registrant, on behalf of AXP Variable Portfolio - Stock Fund, and American Express Trust Company

(i) Opinion and consent of counsel as to the legality of the securities being registered

(m)(4) Plan and Agreement of Distribution dated April 11, 2001, between Registrant, on behalf of AXP Variable Portfolio - Equity Select Fund, and IDS Life Insurance Company

(m)(5) Form of Plan and Agreement of Distribution dated _____, 2000, between Registrant, on behalf of AXP Variable Portfolio - Stock Fund, and IDS Life Insurance Company